SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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At our 2005 Annual Meeting, which is scheduled for April 26, 2005, our stockholders will be asked to approve an amendment to our 2003 Stock Incentive Plan to increase the number of shares of common stock authorized for grant from 3,750,000 to 6,750,000. On April 13, 2005, our board of directors approved amendments to the plan to the effect set forth below. These amendments will become effective upon, and subject to, the approval by our stockholders at the 2005 Annual Meeting of the amendment to increase the number of shares authorized for grant under the plan.

•	The maximum number of shares of common stock subject to awards granted in any calendar year, excluding any shares granted to new employees in connection with an acquisition, may not exceed 2% of the total number of outstanding shares as of January 1 of such calendar year.

•	No more than 1,500,000 shares of restricted stock, or shares underlying restricted stock units, in the aggregate may be granted under the plan following the 2005 Annual Meeting.

•	No award granted to any employee under the plan may vest in increments of greater than one-third of the total award in any year following the grant date.

•	Awards granted under the plan may not be repriced.